Exhibit 99.1

Terex Corporation Announces Launch of Private Offering of $750 Million of Senior Notes Due 2032

NORWALK, CT. September 30, 2024--- Terex Corporation (“Terex”) (NYSE:TEX) today announced that it intends to offer, subject to market and other conditions, $750 million in aggregate principal amount of senior notes due 2032 (the “Notes”) in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Terex intends to use the proceeds from the Private Offering, together with the new term loan borrowings described below and cash on hand, to consummate Terex’s previously announced acquisition (the “Acquisition”) of the subsidiaries and assets of Dover Corporation (“Dover”) that constitute Dover’s Environmental Solutions Group (“ESG”), and to pay related fees, costs and expenses.

The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder.

Concurrently with the Private Offering, Terex is also seeking to amend (the “Amendment”) its existing credit agreement (i) to increase the size of its revolving credit facilities to $800 million from $600 million and to extend the maturity of its revolving credit facilities to the fifth anniversary of the closing of the Acquisition and (ii) to provide for a new term loan facility which will mature on the seventh anniversary of the closing of the Acquisition and pursuant to which Terex expects to incur term loans in an aggregate amount of up to $1,250 million. There can be no assurance that Terex will be able to complete the Private Offering or the Amendment on terms and conditions favorable to it or at all.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or the related guarantees in any jurisdiction.

Forward Looking Statements:

This press release contains forward-looking information (within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or Terex’s future financial performance that involve certain contingencies and uncertainties. In addition, when included in this press release, the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially from those risks reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond the control of Terex, include, among others, (1) the consummation and the timing of the Private Offering and the Amendment, (2) the consummation of the Acquisition and (3) those risks and uncertainties described under the caption “Risk Factors” in Terex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2024, Terex’s Quarterly Report on Form 10-Q for the quarterly period June 30, 2024 filed with the SEC on July 31, 2024 and the risk factors included in Exhibit 99.2 to Terex’s Current Report on Form 8-K filed with the SEC on September 30, 2024.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex:

Terex is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in maintenance, manufacturing, energy, recycling, minerals and materials management, and construction applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification to parts and service support. We report our business in the following segments: (i) Materials Processing and (ii) Aerial Work Platforms.

Contact Information:

Derek Everitt

VP Investor Relations

Email: InvestorRelations@Terex.com

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